UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2024

Capitalworks Emerging Markets Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41108	98-1598114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44320 Osgood Road

Freemont, CA 94539

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 741-3677

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	CMCAU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	CMCA	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	CMCAW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 10, 2024, The Nasdaq Stock Market LLC (“Nasdaq”) notified Capitalworks Emerging Markets Acquisition Corp. (the “Company”) that the Nasdaq Hearings Panel (the “Panel”) has determined to delist the Company’s units, Class A ordinary shares and warrants and that trading of the Company’s securities will be suspended at the open of trading on June 12, 2024.

As previously reported, on September 7, 2023, the Company received a written notice from the Nasdaq Listing Qualifications Department indicating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(2), which requires the Company to maintain at least 400 total holders for continued listing on the Nasdaq Global Market (the “Minimum Total Holders Rule”). Pursuant to Nasdaq Listing Rule 5810(c)(2)(B)(i), the maximum amount of time for the Company to regain compliance with the Minimum Total Holders Rule was 180 days, or until March 5, 2024 (the “Extension Period”). On March 15, 2024, the Company submitted an application to transfer its securities to the Nasdaq Capital Market and paid a $5,000 application fee. Nasdaq indicated that the Company does not currently meet the 300 public holder requirement for continued listing on the Nasdaq Capital Market. On April 18, 2024, the Company received a notice (the “Notice”) from Nasdaq indicating that the Company did not regain compliance with the Minimum Total Holders Rule during the Extension Period. Pursuant to the Notice, unless the Company requested a hearing before the Panel by April 25, 2024, the Company’s securities would be subject to suspension and delisting from the Nasdaq Global Market at the opening of business on April 29, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on Nasdaq. The Company timely requested the hearing, which was held before the Panel on June 6, 2024.

In connection with the Nasdaq delisting notice, Nasdaq will complete the delisting by filing a Form 25 Notification of Delisting with the SEC after applicable appeal periods have lapsed. In the interim, the Company expects its securities will be eligible for quotation on the OTC Pink Market under their existing symbols, “CMCAU,” “CMCA” and “CMCAW.”

The Company has 15 days after the date it received notice of the Panel’s decision to request that the Nasdaq Listing and Hearing Review Council review the decision, or the Council may, on its own motion, determine to review the Panel’s decision within 45 calendar days after the Company was notified of the decision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2024

Capitalworks Emerging Markets Acquisition Corp

By:	/s/ Suresh Guduru
Name:	Suresh Guduru
Title:	Chief Executive Officer